SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 1, 2008
Date of Report
(Date of Earliest Event Reported)

Commission File No. 0-29935

Crown Equity Holdings Inc.
(Exact name of Registrant as specified in its charter)

Nevada, USA 33-0677140
(State of Incorporation) (IRS Employer Identification No.)

9680 W Tropicana Suite 117, Las Vegas NV 89147
(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (702) 448-1543

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On August 1, 2008, Crown Equity Holdings Inc. (the "Company") appointed Arnulfo Saucedo as Chairman of the Board of Directors to fill the vacancy caused by Claudia McDowell resignation. Hirbod Toorminaei resigned as Executive Vice President of Marketing and Development. Both resignations were to pursue other opportunities.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2008	CROWN EQUITY HOLDINGS INC.

	By:	/s/ Kenneth Bosket
Kenneth Bosket, CEO